JP CENTURION & PARTNERS

JP CENTURION & PARTNERS PLT
(AF002366) (LLP0025093-LCA)
Chartered Accountants
(A Firm registered with Malaysian Institute of Accountants and US PCAOB)

No. 36G-2, Jalan Radin Anum
Bandar Baru Sri Petaling
57000 Kuala Lumpur
Malaysia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Angkasa-X Holdings Corp.
Unit No. 11-1, Level 11, Tower 3, Avenue 3
Bangsar South, No. 8 Jalan Kerinchi,
59200 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form F-1 of Angkasa-X Holdings Corp., of our report date November 14, 2022 relating to our audit of the balance sheets of Angkasa-X Holdings Corp. as of December 31, 2021 and 2020 and the related statement of operation and comprehensive income, stockholders' equity, and cash flows for year ended of December 31, 2021 and 2020 and the related notes included herein.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723)

Kuala Lumpur, Malaysia
November 14, 2022